AMENDMENT NO. 4 TO REDUCING REVOLVING LOAN AGREEMENT


           This Amendment No. 4 to Reducing Revolving Loan Agreement (this "Amendment") dated as of October 16, 1995 is entered into with reference to the Reducing Revolving Loan Agreement dated as of December 21, 1994 among Victoria Partners, a Nevada general partnership (as "Borrower"), the Banks listed on the signature pages of this Amendment, The Long-Term Credit Bank of Japan, Ltd., Los Angeles Agency and Societe Generale (as "Co-Agents"), and Bank of America National Trust and Savings Association, as Administrative Agent, as amended by the Amendment No. 1 to Reducing Revolving Loan Agreement dated as of January 31, 1995, Amendment No. 2 to Reducing Revolving Loan Agreement dated as of June 30, 1995 and Amendment No. 3 to Reducing Revolving Loan Agreement dated as of July 28, 1995 (the "Loan Agreement").


                                RECITALS

      A. Borrower has requested that the Banks increase the amount of the Commitment under the Loan Agreement referred to above from $175,000,000 to $200,000,000.

      B. Subject to the terms hereof, Credit Lyonnais Cayman Island Branch, Credit Lyonnais Los Angeles Branch and Bankers Trust Company (collectively, the "New Banks") have agreed to become parties to the Loan Agreement as Banks and to assume the increase to the Commitment described above, with each such New Bank to have a Pro Rata Share as set forth herein.

           NOW, THEREFORE, Borrower, the Administrative Agent and the undersigned Banks (representing all of the Banks now party to the Loan Agreement and the New Banks), agree as follows:

           1.   Amendment to Section 1.1 - Amended Definitions.
  The definition of "Commitment" set forth in Section 1.1 of the Loan Agreement is amended to read in full as follows:

           "Commitment" means (a) at all times prior to the Construction Termination Date, $200,000,000 and (b) at all times after the Construction Termination Date, the sum, not to exceed $200,000,000 of (i) the outstanding principal Indebtedness evidenced by the Notes on the Construction Termination Date, plus (ii) $2,000,000, plus the amount of Construction Costs accrued with respect to the Project which then remain unpaid, in each case minus the amount of any reductions thereto made pursuant to Sections 2.4, 2.5 and 2.6. The respective Pro Rata Shares of the Banks with respect to the Commitment are set forth in Schedule 1.1."


           2.   Section 2.6 - Scheduled Reductions of the
  Commitment. Section 2.6 of the Loan Agreement is amended to read in full as follows:

           "2.6  Scheduled Mandatory Reductions of Commitment.
        The Commitment shall automatically and permanently reduce
        (a) on the last day of the fourth Post-Construction Fiscal Quarter, to an amount which is not greater than $170,000,000, (b) on the last day of the fifth Post-Construction Fiscal Quarter and each of the next seven Post-Construction Fiscal Quarters, by $7,250,000, and (c) on the last day of each subsequent Post-Construction Fiscal Quarter, by $14,000,000."

           3.   Section 6.9(d) - Secured Swap Agreements.
  Section 6.9(d) of the Loan Agreement is amended to read in full as follows:

           "(d) Indebtedness consisting of one or more Swap
        Agreements; provided, that the aggregate notional amount of Indebtedness covered by all Secured Swap Agreements shall not exceed $125,000,000; and"

           4.   Amendment to Exhibit J - Request for Loan.
  Exhibit J to the Loan Agreement is hereby replaced with the new
  Exhibit J attached hereto.

           5.   Joinder of the New Banks.

           (a) Each of the New Banks hereby joins and becomes a party to the Loan Agreement as a Bank. Each New Bank shall have all of the obligations under the Loan Documents of, and shall be deemed to have made all of the covenants and agreements contained in the Loan Documents made by, a Bank having a Pro Rata Share as reflected on the revised
        Schedule 1.1 attached hereto. Each New Bank acknowledges and agrees that the agreement set forth in this Para-graph 4 is expressly made for the benefit of the Borrower, the Administrative Agent and the other Banks and their respective successors and permitted assigns. From and after the effective date of this Amendment, each New Bank shall be a party to the Loan Agreement and, to the extent provided herein, shall have the rights and obligations of a Bank under the Loan Agreement and the other Loan Documents.

           (b) Each New Bank represents and warrants that it has become a party hereto solely in reliance upon its own independent investigation of the financial and other circumstances surrounding Borrower, the collateral, and all aspects of the transactions evidenced by or referenced in the Loan Documents, or has otherwise satisfied itself with respect thereto, and that it is not relying upon any representation, warranty or statement (except any such representation, warranty or statement expressly set forth in this Amendment) of the Administrative Agent or any Bank in connection with its decision to enter into the Loan Documents. Each New Bank further acknowledges that it will, independently and without reliance upon the Adminis-trative Agent or any other Bank and based upon such New Bank's review of such documents and information as it deems appropriate at the time, continue to make its own credit decisions in connection with the Loan Documents.

           (c) Each New Bank represents and warrants that it has experience and expertise in the extension of credits of the type contemplated by the Loan Documents; that it has acquired its Pro Rata Share for its own account and not with any present intention of selling all or any portion of such interest; and that it has received, reviewed and approved copies of all Loan Documents.

           (d) The Administrative Agent and the other Banks shall not be responsible to the New Banks for the execu-tion, effectiveness, accuracy, completeness, legal effect, genuineness, validity, enforceability, collectibility or sufficiency of any of the Loan Documents (other than their own due execution of the Loan Documents) or for any repre-sentations, warranties, recitals or statements made therein or in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents made or furnished or made available by them to the New Banks (other than representations, warranties, recitals or statements made by them therein) or by or on behalf of the Borrower to the New Banks in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of the Borrower or any other Person liable for the payment of any of the Obligations, the value of the Collateral or any other matter. The Administrative Agent and the other Banks shall not be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Advances or other extensions of credit under the Loan Agreement or as to the existence or possible existence of any Default or Event of Default.

           6.   Conditions Precedent.  The effectiveness of this
  Amendment shall be conditioned upon the fulfillment of each of the following conditions precedent:

                (a)  The Administrative Agent shall have
        received all of the following, each of which shall be originals unless otherwise specified, each properly executed by a Responsible Official of each party thereto, each dated as of the date hereof and each in form and substance satisfactory to the Administrative Agent and its legal counsel (unless otherwise specified or, in the case of the date of any of the following, unless the Administrative Agent otherwise agrees or directs):

                     (1)  Counterparts of this Amendment
             executed by all parties hereto;

                     (2)  Notes executed by Borrower in favor of
             each New Bank in a principal amount equal to that New Bank's Pro Rata Share of the Commitment;

                     (3)  an Amendment to the Deed of Trust
             increasing, as a matter of record, the amount of the obligations secured thereby to $200,000,000, together with related endorsements to the policies of title insurance issued in connection with the Deed of Trust and reinsurance arrangements with respect to the increased amount of the Commitment which are acceptable to the Administrative Agent;

                     (4)  Certified copies of partnership
             resolutions authorizing the transactions contemplated hereby of the managing general partner of Borrower, in form and substance acceptable to the Administrative Agent; and

                     (5)  Such other assurances, certificates,
             documents, consents or opinions as the Administrative Agent reasonably may require.

                (c) Borrower shall have paid a non-refundable up-front fee to each New Bank in an amount set forth in a letter agreement between Borrower and that New Bank.

                (d)  The New Banks shall have received a
        reliance letter acceptable to them with respect to the legal opinion issued by Borrower's counsel, Schreck, Jones, Bernhard, Woloson & Godfrey, Chartered, on the Contribution Date.

                (e) The reasonable costs and expenses of the Administrative Agent in connection with the preparation of this Amendment and invoiced to Borrower prior to the date hereof shall have been paid.

                (f)  The representations and warranties of
        Borrower contained in Article 4 of the Loan Agreement shall be true and correct.

                (g) Borrower and any other Parties shall be in compliance with all the terms and provisions of the Loan
        Documents and no Default or Event of Default shall have occurred and be continuing.

                (h)  All legal matters relating to the Loan
        Documents shall be satisfactory to Sheppard, Mullin, Richter & Hampton, special counsel to the Administrative
        Agent.

           7.   Representation and Warranty.  Borrower
  represents and warrants to the Administrative Agent and the Banks that no Default or Event of Default has occurred and remains continuing.

           8. Confirmation. In all other respects, the terms of the Loan Agreement and the other Loan Documents are hereby confirmed.

           IN WITNESS WHEREOF, Borrower, the Administrative
  Agent and the Banks have executed this Amendment as of the date first written above by their duly authorized representatives.

                          "Borrower"

  VICTORIA PARTNERS, a Nevada general
                           partnership

                           By:      Gold Strike L.V., managing
                                                               general partner

                           By: Last Chance Investments,
                                                          Incorporated,
                                                            general partner

                               By:_____________________________

                               Title:__________________________

                           By: MRGS Corp., a Nevada corporation,
                               general partner

                               By:_____________________________
                                  Daniel R. Lee, Chief Financial
                                    Officer and Treasurer



                           "Administrative Agent"


                           BANK OF AMERICA NATIONAL TRUST AND
                           SAVINGS ASSOCIATION, as Administrative
                           Agent


                           By:__________________________________
                              Peggy A. Fujimoto, Vice President


                           "Existing Banks"

                           BANK OF AMERICA NATIONAL TRUST AND
                           SAVINGS ASSOCIATION, as a Bank



                           By: __________________________________
                               Jon Varnell, Managing Director


                           BANK OF AMERICA NEVADA, as a Bank and
                           as Swing Line Bank


                           By: __________________________________
                               Alan F. Gordon, Vice President


                           THE LONG-TERM CREDIT BANK OF JAPAN,
                           LTD., LOS ANGELES AGENCY, as Co-Agent
                           and a Bank


                           By: __________________________________
                                    Motokazu Uematsu,
                                 Deputy General Manager


                           SOCIETE GENERALE, as Co-Agent and a
                           Bank


                           By: __________________________________
                               Donald L. Schubert, Vice President


                           FIRST SECURITY BANK OF IDAHO, N.A., as
                           a Bank


                           By:__________________________________
                           Victor W. Gillett, Vice President


                           FIRST SECURITY BANK OF UTAH, N.A., as
                           a Bank


                           By: __________________________________
                               David P. Williams, Vice President


                           BANK OF SCOTLAND, as a Bank


                           By: __________________________________
                               Catherine M. Oniffrey,
                               Vice President


                           MIDLANTIC BANK, N.A., as a Bank


                           By: __________________________________
                               Denise D. Killen, Vice President


                           U.S. BANK OF NEVADA, as a Bank


                           By:___________________________________
                               Amy Ethridge, Vice President


                           "New Banks"

                           CREDIT LYONNAIS LOS ANGELES BRANCH


                           By: __________________________________

                           Title: _______________________________

                           CREDIT LYONNAIS CAYMAN ISLAND BRANCH


                           By: __________________________________


                           Title:________________________________

                           Address:

                           Credit Lyonnais
                           515 South Flower St., Suite 2200
                           Los Angeles, CA 90071

                           Attn: David Miller
                                Vice President

                           Telecopier: (213) 623-3437
                           Telephone:  (213) 362-5900

                           BANKERS TRUST COMPANY


                           By: __________________________________

                           Title: _______________________________

                           Address:

                           Bankers Trust Company
                           1 Bankers Trust Plaza
                           130 Liberty Street
                           New York, New York 10006
                           Attn: __________________________
                           Telecopier: ____________________
                           Telephone: _____________________

                           With a copy to:

                           Bankers Trust Company
                           300 South Grand Avenue, 41st Fl.
                           Los Angeles, California 90071
                           Attn: Karen Reed, Vice President
                           Telecopier: (213) ______________
                           Telephone:  (213) ______________


  The undersigned agrees and consents
  to the foregoing:

  CIRCUS CIRCUS ENTERPRISES, INC.,
  as Construction Guarantor


  By:_________________________

  Title:______________________


                              Schedule 1.1



                                    Pro Rata
  Bank                                    Share             Amount


  Bank of America National
  Trust and Savings Association     17.5%          $ 35,000,000

  Bank of America Nevada             7.5%          $ 15,000,000

  Long-Term Credit Bank of Japan    15.0%          $ 30,000,000

  Societe Generale                  15.0%          $ 30,000,000

  First Security Bank of Idaho       5.0%          $ 10,000,000

  First Security Bank of Utah        5.0%          $ 10,000,000

  Bank of Scotland                   7.5%          $ 15,000,000

  Midlantic Bank, N.A.               7.5%          $ 15,000,000

  Bankers Trust Company              7.5%          $ 15,000,000

  U.S. Bank of Nevada                7.5%          $ 15,000,000

  Credit Lyonnais Cayman             5.0%          $ 10,000,000
  Island Branch

  and

  Credit Lyonnais Los Angeles
  Branch
  _______________________________________________________________

      Total                        100%            $200,000,000


                                EXHIBIT J

                            REQUEST FOR LOAN


           1. This REQUEST FOR LOAN is executed and delivered by Victoria Partners, a Nevada general partnership ("Borrower"), to Bank of America National Trust and Savings Association, as Administrative Agent, pursuant to that certain Reducing Revolving Loan Agreement (as amended, modified or extended, the "Agreement") dated as of December 21, 1994, among Borrower, the Banks that are parties thereto, The Long-Term Credit Bank of Japan, Ltd., Los Angeles Agency and Societe Generale, as Co-Agents, and Bank of America National Trust and Savings Association, as Administrative Agent. Any terms used herein and not defined herein shall have the meanings set forth for such terms in the Agreement.

           2. Borrower hereby requests that the Banks make a Loan pursuant to the Agreement as follows:

      (a)  AMOUNT OF REQUESTED LOAN: $______________

      (b)  DATE OF REQUESTED LOAN: _________________

      (c)  TYPE OF REQUESTED LOAN (Check one box only):

                ALTERNATE BASE RATE

                EURODOLLAR RATE FOR AN INTEREST PERIOD OF
                  ________ MONTHS

           3. In connection with the request, Borrower certifies that:

           (a) If this Request for Loan is for a Loan which will increase the principal amount outstanding under the Notes, now and as of the date of the requested Loan, except (i) for representations and warranties which expressly speak as of a particular date or which are no longer true and correct as a result of a change permitted by the Agreement or (ii) as disclosed by Borrower and approved in writing by the Administrative Agent or the Requisite Banks as required by the Agreement, each repre-sentation and warranty made by Borrower in Article 4 of the Agreement (other than Sections 4.5 (first sentence),
        4.10 and 4.17) will be true and correct, both immediately before and after giving effect to such Loan, as though such representations and warranties were made on and as of that date;

                (b)  If this Request for Loan is for a Loan
        which will increase the principal amount outstanding under the Notes, other than matters described in Schedule 4.18 to the Agreement or not required as of the Closing Date to be described therein, there is not any action, suit, proceeding or investigation pending as to which Borrower has been served or received notice or, to the best knowledge of Borrower, threatened against or affecting Borrower or any of its Property before any Governmental Agency that constitutes a Material Adverse Effect; and

                (c)  If this Request for Loan is for a
        Eurodollar Rate Loan or for any Loan which will result in an increase in the principal amount outstanding under the Notes, no Default or Event of Default presently exists or will have occurred and be continuing as a result of the Loan.

           (d) The Funded Debt to Project Costs Ratio effective as of the date hereof is __________:1.00, calculated as follows:

      Funded Debt (A) minus (B) plus (without duplication) (C) below, is $___________________.

           (A) Principal Indebtedness of Borrower and its
             Subsidiaries for borrowed money (including debt securities issued by Borrower or any of its Subsidiaries)
                               $_____________________

           minus (B) Principal amount of the Partner
             Subordinated Notes

                               [$____________________]

           plus (C) Aggregate amount of all Capital Lease
             Obligations of Borrower and its Subsidiaries

                               $______________________

      Project Costs equals the sum of (D) and (E)

           (D) Cumulative Construction Costs paid or incurred by Borrower with respect to the Project (as set forth in the Construction Progress Report submitted
             __________, 19___.

                               $______________________

           plus (E) the Attributed Land Value.

                               $______________________

           4.   This Request for Loan is executed on __________,
  19___, by a Responsible Official of Borrower. The undersigned, in such capacity, hereby certifies each and every matter contained herein to be true and correct.


  VICTORIA PARTNERS,
                                a Nevada general partnership



                                By:___________________________
                                    General Partner


                                    By:_______________________

                                    Title:____________________